                                                                     Exhibit J-1


                               ARTICLES OF MERGER

                                    MERGING
                              IES INDUSTRIES INC.
                             (an Iowa corporation)
                                 WITH AND INTO
                               WPL HOLDINGS, INC.
                           (a Wisconsin corporation)

                        --------------------------------

     ARTICLES OF MERGER executed as of this 20th day of April, 1998, by and between WPL Holdings, Inc., a Wisconsin corporation (hereinafter referred to as the "Survivor"), and IES Industries Inc., an Iowa corporation (hereinafter referred to as the "Merging Corporation"), approved in accordance with Section
180.1107 of the Wisconsin Business Corporation Law ("WBCL") and Section 490.1107 of the Iowa Business Corporation Act ("IBCA").

                                   ARTICLE I

     The respective Boards of Directors of the Survivor and the Merging Corporation, in accordance with their respective Restated Articles of Incorporation and Bylaws and Sections 180.1101 and 180.1107 of the WBCL and Sections 490.1101 and 490.1107 of the IBCA, each adopted resolutions adopting and approving an Agreement and Plan of Merger, dated as of November 10, 1995, and amendments thereto (the "Agreement"), by and between, among others, Survivor, Merging Corporation and Interstate Power Company, a Delaware corporation, and the related Plan of Merger (the "Plan of Merger"), a true and correct copy of which is attached hereto as Exhibit A and incorporated herein by reference.

                                   ARTICLE II

     The authorized capital stock of the Survivor currently consists of 200,000,000 shares of common stock, par value $.01 per share ("Survivor Common Stock"), of which 30,795,260 shares were issued and outstanding (and entitled to one vote) at the close of business on July 10, 1996, the record date for the determination of holders of Survivor Common Stock entitled to notice of and to vote on the Agreement and the related Plan of Merger. The authorized capital stock of the Merging Corporation consists of (i) 48,000,000 shares of common stock, no par value ("Merging Corp. Common Stock"), of which 29,923,233 shares were issued and outstanding (and entitled to one vote) at the close of business on July 10, 1996, the record date for the determination of holders of Merging Corp. Common Stock entitled to notice of and to vote on the Agreement and the related Plan of Merger, and (ii) 5,000,000 shares of cumulative preferred stock, no par value, no shares of which were issued and outstanding as of such record date.

                                  ARTICLE III

     In accordance with Section 180.1103 of the WBCL and Section 490.1103 of the IBCA, the respective shareholders of the Survivor and the Merging Corporation each approved as of September 5, 1996 the Agreement and the related Plan of Merger by the following votes:

                                                                    Vote on Approval
                                                              ---------------------------
                   Number of Shares Outstanding   Number of   Number of      Number of
                   and Entitled to Vote on the    Votes per   Affirmative   Affirmative
Class              Respective Record Dates          Share     Votes Cast   Votes Required
-----              ----------------------------   ---------   ----------   --------------

Survivor                  30,795,260                  1       22,155,341     15,397,631
Common Stock

Merging Corp.             29,923,233                  1       16,248,843     14,961,617
Common Stock

                                   ARTICLE IV

     In accordance with Section 490.1107 of the IBCA, the Secretary of State of the State of Iowa is appointed as agent of Survivor for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of the Merging Corporation. The Survivor agrees that it will promptly pay to the dissenting shareholders of the Merging Corporation the amount, if any, to which they are entitled under Division XIII of the IBCA.

                                    ARTICLE V

     These Articles of Merger shall be effective, and the merger of Merging Corporation with and into the Survivor shall take effect, as of 12:01 a.m., Central Time, on Tuesday, April 21, 1998.

     IN WITNESS WHEREOF, the undersigned Survivor and Merging Corporation have executed these Articles of Merger in duplicate as of the date written above.

IES INDUSTRIES INC.                              WPL HOLDINGS, INC.
("Merging Corporation")                          ("Survivor")


By: /s/ Larry D. Root                            By: /s/ Erroll B. Davis, Jr.
    -------------------------------------            -------------------------------------
    Larry D. Root                                    Erroll B. Davis, Jr.
    President and Chief Operating Officer            President and Chief Executive Officer

                                   -------------------------
                                      STATE OF WISCONSIN
                                             FILED

                                          APR 20 1998

                                          DEPARTMENT OF
                                     FINANCIAL INSTITUTIONS
                                   -------------------------

This document was drafted by, and a copy hereof should be returned to, Benjamin
F. Garmer, III of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367.

                                 PLAN OF MERGER

     THIS PLAN OF MERGER, dated as of April 20, 1998 (the "Plan of Merger"), is entered into by and between WPL Holdings, Inc., a Wisconsin corporation ("WPL Holdings"), and IES Industries Inc., an Iowa corporation ("IES"). This Plan of Merger is being entered into pursuant to an Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "Merger Agreement"), by and among WPL Holdings, IES, Interstate Power Company, a Delaware corporation ("Interstate"), WPLH Acquisition Co., a Wisconsin corporation and a wholly owned subsidiary of WPL Holdings, and Interstate Power Company, a Wisconsin corporation and a wholly owned subsidiary of Interstate. The Merger Agreement, among other things, provides for the merger of IES with and into WPL Holdings (the "Merger").

     NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to as follows:

                                    ARTICLE I

                                   THE MERGER

     1.01. The Merger. Subject to the terms and conditions of the Merger Agreement and this Plan of Merger, IES shall be merged with and into WPL Holdings in accordance with and with the effect as provided in the Wisconsin Business Corporation Law (the "WBCL") and the Iowa Business Corporation Act (the "IBCA"). WPL Holdings shall be the surviving corporation in the Merger (sometimes hereafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Wisconsin. The separate corporate existence of IES shall cease.

     1.02. Effective Time of the Merger. Subject to the provisions of the Merger Agreement and this Plan of Merger, articles of merger (the "Articles of Merger") shall be duly prepared and executed by or on behalf of IES and WPL Holdings and thereafter delivered to the Secretary of State of the States of Wisconsin and Iowa for filing, as provided in the WBCL and the IBCA, on the Closing Date (as defined in the Merger Agreement). The Merger shall become effective at the time specified in the Articles of Merger filed with the Secretary of State of the States of Wisconsin and Iowa (the "Effective Time").

     1.03. Restated Articles of Incorporation and By-laws of the Surviving Corporation. At the Effective Time, (i) the Restated Articles of Incorporation of WPL Holdings in effect immediately prior to the Effective Time shall be the Restated Articles of Incorporation of the Surviving Corporation, except that
Article I of the Restated Articles of Incorporation of WPL Holdings shall be amended in its entirety to provide as follows: "The name of the corporation is Interstate Energy Corporation."; and (ii) the By-laws of WPL Holdings in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

     1.04. Directors and Officers of the Surviving Corporation. At the Effective Time, the Board of Directors of the Surviving Corporation shall be comprised of the persons designated pursuant to Section 8.13 of the Merger Agreement and the Chairman and Vice Chairman of the

Board of Directors and the Chief Executive Officer and President of the Surviving Corporation shall be the persons designated in Section 8.14 of the Merger Agreement. Except as otherwise provided in Section 8.14 of the Merger Agreement, the officers of WPL Holdings at the Effective Time shall, from and after the Effective Time, continue as the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II

                              CONVERSION OF SHARES

     2.01. Cancellation and Conversion of IES Common Stock. At the Effective Time, in accordance with the terms and conditions set forth in the Merger Agreement, and by virtue of the Merger and without any action on the part of any holder of shares of Common Stock, no par value, of IES ("IES Common Stock"):

     (a) Cancellation of Certain IES Common Stock. Each share of IES Common Stock that is owned by IES or WPL Holdings or any of their respective subsidiaries shall be cancelled and cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) Conversion of Certain IES Common Stock. Each share of IES Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.01(a) or shares for which dissenters' rights have been exercised under applicable law) shall be converted into the right to receive 1.14 shares of Common Stock, $.01 par value, of WPL Holdings ("WPL Holdings Common Stock"), including the associated rights to purchase shares of WPL Holdings Common Stock (the "Rights") pursuant that certain Rights Agreement between WPL Holdings and Morgan Shareholder Services Trust Company, as Rights Agent thereunder, dated February 22, 1989 (the "Rights Agreement"). Until the Distribution Date (as defined in the Rights Agreement), all references in this Plan of Merger to the WPL Holdings Common Stock shall be deemed to include the associated Rights.

     (c) No Fractional Shares. Notwithstanding any other provision of this Plan of Merger to the contrary, no certificates or scrip representing fractional shares of WPL Holdings Common Stock shall be issued in the Merger, and such fractional shares shall not entitle the owner thereof to vote as, or to any rights of, a holder of WPL Holdings Common Stock. In lieu of any such fractional shares, a holder of IES Common Stock who would otherwise have been entitled to a fractional share of WPL Holdings Common Stock shall receive a cash payment in an amount equal to the product (rounded to the nearest cent) of such fraction (rounded to the nearest thousandth) multiplied by the average of the last reported sales price, regular way, per share of WPL Holdings Common Stock on the New York Stock Exchange ("NYSE") Composite Tape for the ten business days prior to and including the last business day prior to the Effective Time on which WPL Holdings Common Stock was traded on the NYSE, without any interest thereon.

     2.02. WPL Holdings Common Stock. The shares of WPL Holdings Common Stock issued and outstanding immediately prior to the Effective Time shall not be affected in any manner by virtue of the Merger.

     2.03. IES Preferred Stock. There are no shares of Cumulative Preferred Stock, no par value, of IES issued and outstanding and there will be no shares of Cumulative Preferred Stock of IES issued and outstanding as of the Effective Time.

                                   ARTICLE III

                             CONDITIONS; TERMINATION

     3.01. Conditions to the Merger. Consummation of the Merger is conditional upon the fulfillment or waiver of the conditions precedent set forth in Article IX of the Merger Agreement.

     3.02. Termination. This Plan of Merger shall terminate forthwith in the event that the Merger Agreement shall be terminated as therein provided. In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto, except as otherwise provided in the Merger Agreement.

                                   ARTICLE IV

                               GENERAL PROVISIONS

     4.01. Counterparts. This Plan of Merger may be executed in counterparts, each of which shall constitute one and the same instrument.

     4.02. Headings. The headings in this Plan of Merger are inserted for convenience only and shall not constitute a part hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the date first above written.


                 WPL HOLDINGS, INC.
                 ("WPL Holdings")

                 By: /s/ Erroll B. Davis
                     ----------------------------------------------------------
                         Erroll B. Davis, Jr., President and CEO


                 Attest: /s/ E. M. Gleason
                         ------------------------------------------------------
                         Edward M. Gleason, VP, Treasurer & Corp. Secretary


                 IES INDUSTRIES INC.
                 ("IES")


                 By: /s/ Larry D. Root
                     ----------------------------------------------------------
                     Larry D. Root, President and CEO


                 Attest: /s/ Stephen W. Southwick
                         ------------------------------------------------------
                         Stephen W. Southwick, VP, General Counsel & Secretary

                                   -------------------------
                                      STATE OF WISCONSIN
                                             FILED

                                          APR 20 1998

                                          DEPARTMENT OF
                                     FINANCIAL INSTITUTIONS
                                   -------------------------

                                                                         ANNEX A

                    AGREEMENT AND PLAN OF MERGER, AS AMENDED

                                  By and Among

                               WPL HOLDINGS, INC.,

                              IES INDUSTRIES INC.,

                            INTERSTATE POWER COMPANY
                            (a Delaware corporation),

                              WPLH ACQUISITION CO.

                                       and

                            INTERSTATE POWER COMPANY
                            (a Wisconsin corporation)

                          Dated as of November 10, 1995


                                   -------------------------
                                      STATE OF WISCONSIN
                                             FILED

                                          APR 20 1998

                                          DEPARTMENT OF
                                     FINANCIAL INSTITUTIONS
                                   -------------------------

          (c) immediately following the Effective Time, the Company shall cause the IES nonregulated holding company to merge with and into the WPL nonregulated holding company, with the WPL nonregulated holding company being the surviving corporation (the combined company is herein referred to as the "Nonregulated Company"); and

          (d) during the five-year period following the Effective Time or for such shorter period as the following entities maintain their separate corporate existences, the Company shall use its best efforts to insure that the composition of the Board of Directors of each of Utilities, WP&LC and Interstate and Nonregulated Company will be identical to the composition of the Board of Directors of the Company

     Section 8.17 Expenses. Subject to Section 10.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared by the parties in the following proportions: 43% by WPL, 14% by Interstate and 43% by IES.

     Section 8.18 Further Assurances. Each party will, and will cause its Subsidiaries and, will use its best efforts to cause its Joint Ventures to, execute such further documents and instruments and take such further actions as may reasonably be requested by the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination among themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in
Section 9.1(e), Section 9.2(e), Section 9.2(f), Section 9.3(e), Section 9.3(f),
Section 9.4(e) and Section 9.4(f). Accordingly, if the only conditions to the parties' obligations to consummate the Merger which are not satisfied or waived are receipt of any one or more of the WPL Required Consents, WPL Required Statutory Approvals, IES Required Consents, IES Required Statutory Approvals, Interstate Required Consents, Interstate Required Statutory Approvals or the opinions referred to in Sections 9.2(e), 9.3(e), and 9.4(e), and the adoption of an alternative structure (that otherwise substantially preserves for WPL, IES and Interstate the economic and other material benefits of the Merger) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided that, prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary to effect such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

     Section 8.19 Charter and By-law Amendments. Prior to the Closing, WPL shall cause its Articles of Incorporation and By-laws to be amended as contemplated in
Section 8.19 of the WPL Disclosure Schedule.

     Section 8.20 IES Rights Agreement. Prior to or at the time of the Closing, IES shall amend the IES Rights Agreement to cause it to terminate effective as of the Effective Time.

                                   ARTICLE IX

                                   CONDITIONS

     Section 9.1 Conditions to each Party's Obligation to Effect the Merger.
The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 10.5 by the joint action of the parties hereto:

          (a) Shareholder Approvals. The IES Shareholders' Approval, the Interstate Shareholders' Approval and the WPL Shareholders' Approval shall have been obtained.

          (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any Federal or state court preventing consummation of the Merger (including either or both of the IES Merger and the Interstate Merger) shall have been issued and be continuing in effect, and the Merger (including either or both of the IES Merger and the Interstate Merger) and the other transactions contemplated hereby shall not have been prohibited under any applicable Federal or state law or regulation.

          (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

          (d) Listing of Shares. The shares of WPL Common Stock issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE subject only to official notice of issuance.

          (e) Statutory Approvals.

               (i) The WPL Required Statutory Approvals, the IES Required Statutory Approvals and the Interstate Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined) and such Final Orders shall not impose terms or conditions which, in the aggregate have, or insofar as reasonably can be foreseen, would have, a material adverse effect on the business, assets, financial condition or results of operations or prospects of the Company or which would be materially inconsistent with the agreements of the parties contained herein.

               (ii) As used in this Agreement, "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

          (f) Pooling. Each of WPL, IES and Interstate shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory, in each case. to WPL, IES and Interstate, stating that the transactions effected pursuant to this Agreement will qualify as a pooling of interests transaction pursuant to GAAP and applicable SEC regulations.

     Section 9.2 Further Conditions to Obligation of IES to Effect the IES Merger. The obligation of IES to effect the IES Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by IES in writing pursuant to Section 10.5:

            (a) Performance of Obligations. WPL (and/or its appropriate Subsidiaries) and Interstate (and/or its appropriate Subsidiaries) will have performed their agreements and covenants contained in Sections 7.3 and 7.4 and will have performed in all material respects their other agreements and covenants contained in or contemplated by this Agreement, and the WPL/IES and Interstate/IES Stock Option Agreements required to be performed by each of them at or prior to the Effective Time.

          (b) Representations and Warranties. The representations and warranties of WPL and Interstate set forth in this Agreement shall be true and correct
     (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in a WPL Material Adverse Effect or an Interstate Material Adverse Effect, as the case may be.

          (c) Closing Certificates. IES shall have received a certificate signed by the chief financial officer of each of WPL and Interstate, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Section 9.2(a) and Section 9.2(b) with respect to WPL or Interstate, as the case may be, have been satisfied.

          (d) Material Adverse Effect. No WPL Material Adverse Effect or Interstate Material Adverse Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate conduct their utility operations) which have, or insofar as reasonably can be foreseen, would have a WPL Material Adverse Effect or an Interstate Material Adverse Effect, as the case may be.

          (e) Tax Opinions.

               (i) IES shall have received an opinion of Winthrop, Stimson, Putnam & Roberts dated as of the Closing Date, to the effect that the IES Merger will be treated as a tax-free reorganization under Section 368(a) of the Code, and

               (ii) IES and Winthrop, Stimson, Putnam & Roberts shall have had the opportunity to review the tax opinions of Interstate's and WPL's special tax counsel received pursuant to Sections 9.3(e)(i) and 9.4(e)(i), respectively, including the representations, covenants or other matters in reliance on which the opinions are being rendered, and shall be reasonably satisfied with the completeness and accuracy of said opinions.

          (f) Required Consents. The WPL Required Consents and the Interstate Required Consents, the failure of which to obtain would have a WPL Material Adverse Effect or an Interstate Material Adverse Effect, shall have been obtained.

          (g) Affiliate Agreements. WPL shall have received Affiliate Agreements, duly executed by each Affiliate of WPL and Interstate, substantially in the form of Exhibit 8.8(a) or 8.8(b), as provided in
     Section 8.8.

     Section 9.3 Further Conditions to Obligation of Interstate to Effect the Interstate Merger. The obligation of Interstate to effect the Interstate Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Interstate in writing pursuant to Section 10.5:

          (a) Performance of Obligations. IES (and/or its appropriate Subsidiaries) and WPL (and/or its appropriate Subsidiaries) will have performed their agreements and covenants contained in Sections 7.3 and 7.4 and will have performed in all material respects their other agreements and covenants contained in or contemplated by this Agreement and the IES/Interstate and WPL/Interstate Stock Option Agreement required to be performed by each of them at or prior to the Effective Time.

          (b) Representations and Warranties. The representations and warranties of IES and WPL set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in an IES Material Adverse Effect or a WPL Material Adverse Effect, as the case may be.

          (c) Closing Certificates. Interstate shall have received a certificate signed by the chief financial officer of each of IES and WPL, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Section 9.3(a) and Section 9.3(b) with respect to WPL or IES, as the case may be, have been satisfied.

          (d) Material Adverse Effect. No IES Material Adverse Effect or WPL Material Adverse Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate conduct their utility operations) which have, or insofar as reasonably can be foreseen, would have an IES Material Adverse Effect or a WPL Material Adverse Effect, as the case may be.

          (e) Tax Opinions.

               (i) Interstate shall have received an opinion of Milbank, Tweed, Hadley & McCloy dated as of the Closing Date, to the effect that the Interstate Merger will be treated as a tax-free reorganization under
          Section 368(a) of the Code; and

               (ii) Interstate and Milbank, Tweed, Hadley & McCloy shall have had the opportunity to review the tax opinions of IES's and WPL's special tax counsel received pursuant to Sections 9.2(e)(i) and 9.4(e)(i), respectively, including the representations, covenants or other matters in reliance on which the opinions are being rendered, and shall be reasonably satisfied with the completeness and accuracy of said opinions.

          (f) Required Consents. The IES Required Consents and the WPL Required Consents, the failure of which to obtain would have an IES Material Adverse Effect or a WPL Material Adverse Effect, shall have been obtained.

            (g) Affiliate Agreements. WPL shall have received Affiliate Agreements, duly executed by each Affiliate of IES and WPL, substantially in the form of Exhibit 8.8(a) and 8.8(b), as provided in Section 8.8.

     Section 9.4 Further Conditions to Obligation of WPL to Effect the Merger. The obligation of WPL to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by WPL in writing pursuant to Section 10.5:

          (a) Performance of Obligations. IES (and/or its appropriate Subsidiaries) and Interstate (and/or its appropriate Subsidiaries) will have performed their agreements and covenants contained in Sections 7.3 and
     7.4 and will have performed in all material respects their other agreements and covenants contained in or contemplated by this Agreement and the IES/WPL and Interstate/WPL Stock Option Agreements required to be performed by it at or prior to the Effective Time.

          (b) Representations and Warranties. The representations and warranties of IES and Interstate set forth in this Agreement shall be true and correct
     (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in an IES Material Adverse Effect or an Interstate Material Adverse Effect, as the case may be.

          (c) Closing Certificates. WPL shall have received a certificate signed by the chief financial officer of each of IES and Interstate, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Section 9.4(a) and Section 9.4(b) with respect to IES or Interstate, as the case may be, have been satisfied.

          (d) Material Adverse Effect. No IES Material Adverse Effect or Interstate Material Adverse Effect shall have occurred, and there shall exist no facts or conditions (other than facts or conditions of general applicability to electric utility companies in the region in which WPL, IES and Interstate conduct their utility operations) which have, or insofar as reasonably can be foreseen, would have an IES Material Adverse Effect or an Interstate Material Adverse Effect, as the case may be.

          (e) Tax Opinions.

               (i) WPL shall have received an opinion of Foley & Lardner dated as of the Closing Date, to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code; and

               (ii) WPL and Foley & Lardner shall have had the opportunity to review the tax opinions of IES's and Interstate's special tax counsel, as set forth in Sections 9.2(e)(i) and 9.3(e)(i), respectively, including the representations, covenants or other matters in reliance on which the opinions are being rendered, and shall be reasonably satisfied with the completeness and accuracy of said opinions.

          (f) Required Consents. The IES Required Consents and the Interstate Required Consents, the failure of which to obtain would have an IES Material Adverse Effect or an Interstate Material Adverse Effect, shall have been obtained.

          (g) Affiliate Agreements. WPL shall have received Affiliate Agreements, duly executed by each Affiliate of IES and Interstate, substantially in the form of Exhibit 8.8(b), as provided in
     Section 8.8.

                                                       -------------------------
                                                          STATE OF WISCONSIN
                                                                 FILED

                                                              -----------
                                                              APR 20 1998
                                                              -----------

                                                              DEPARTMENT OF
                                                         FINANCIAL INSTITUTIONS
                                                       -------------------------

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

     Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

          (a) by mutual written consent of WPL, IES and Interstate;

          (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before May 10, 1997 (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 10.(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Initial Termination Date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 9.1(e), 9.2(f), 9.3(f) and/or 9.4(f) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to May 10, 1998;

          (c) by any party hereto, by written notice to the other parties, if

               (i) the WPL Shareholders' Approval shall not have been obtained at a duly held WPL Special Meeting, including any adjournments thereof, or

               (ii) the IES Shareholders' Approval shall not have been obtained at a duly held IES Special Meeting, including any adjournments thereof, or

               (iii) the Interstate Shareholders' Approval shall not have been obtained at a duly held Interstate Special Meeting, including any adjournments thereof;

          (d) by any party hereto, if any state or Federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party,

                            United States of America

                               State of Wisconsin

                      DEPARTMENT OF FINANCIAL INSTITUTIONS

     I, RICHARD L. DEAN, Secretary, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporations unit of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof, and of the whole of such record; and that I am the legal custodian of such record, and that this certification is in due form.

                                               IN TESTIMONY WHEREOF, I have
                                          hereunto set my hand and affixed
                                          the official seal of the Department.


[SEAL]

                                                 /s/ Richard L. Dean
                                                 Richard L. Dean, Secretary
                                            Department of Financial Institutions

DATE: FEB 27 1998                          BY: /s/ Patricia Weber

================================================================================
Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

                                                                 ----------
                                                                   WI SEC
                                                                  OF STATE
                                                                  --------
                                                                   CREDIT
                                                                 ----------

                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                               WPL HOLDINGS, INC.

     These Restated Articles of Incorporation supersede and take the place of the existing Articles of Incorporation and all prior amendments thereto.

                                    ARTICLE I

     The name of the corporation is WPL Holdings, Inc.

                                   ARTICLE II

     The period of existence of the corporation shall be perpetual.

                                   ARTICLE III

     The corporation is organized for the purpose of engaging in any lawful activities within the purposes for which corporations may be organized under Chapter 180 of the Wisconsin Statutes, as amended from time to time.

                                   ARTICLE IV

     The corporation shall have authority to issue one hundred million (100,000,000) shares of common stock. $.01 par value.

                                    ARTICLE V

     No holder of any capital stock of the corporation shall have any preemptive right to purchase, acquire to subscribe to any capital stock or other securities issued or sold by the Corporation, including any such capital stock or securities now or hereafter authorized.

                                   ARTICLE VI

     The address of the initial registered office of the Corporation is 222 West Washington Avenue, P. 0. Box 2568, Madison, Wisconsin 53701-2568, and the name of the registered agent of the Corporation at such address is Thomas A. Landgraf.

                                   ARTICLE VII

     The corporation reserves the right to increase or decrease its authorized capital stock or any class or series thereof, or to reclassify the same.

                                  ARTICLE VIII

     The number of directors constituting the Board of Directors shall be as fixed from time to time by the Bylaws of the Corporation, but shall not be less than seven (7). Each director shall be a stockholder of the Corporation. The directors of the Corporation shall be divided into three classes as nearly equal in number as possible, to serve for staggered three-year terms or until their respective successors are duly elected and qualified. The initial directors of the Corporation shall be those persons who, at the time of the effectiveness of the merger of the Corporation's subsidiary, WPL Acquisitions, Inc., into the Corporation's subsidiary, Wisconsin Power and Light Company, are serving as directors of Wisconsin Power and Light Company, each to hold office for the term for which such person was elected a director of Wisconsin Power and Light Company. Beginning with the Corporation's annual meeting of stockholders in 1988, the successors of the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third annual meeting of stockholders after their election or until their respective successors are duly elected and qualified. If, at any annual meeting of stockholders, directors of more than one class are to be elected, each class of directors to be elected at such meeting shall be nominated and voted for in a separate election. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled until the next succeeding annual meeting of stockholders by the majority vote of the directors then in office, even if less than a quorum.

     The undersigned officers of the Corporation, with its registered office in Dane County, Wisconsin, certify that the foregoing restatement of the Articles of Incorporation of said Corporation was consented to in writing by the holders of all shares entitled to vote with respect to the subject matter of said amendment, duly signed by said shareholders or in their names by the duly authorized attorneys.

     The foregoing restatement of the Articles of Incorporation of said corporation was adopted by the shareholders on the 17th day of May, 1989 by the following vote:

     Common Shares
     -------------

     Number of shares outstanding                     26,662,553
     Number of shares entitled to vote                26,662,553
     Number of "Yes" votes cast                       21,713,800
     Number of "No" votes cast                         1,323,511*


     (*Number of abstentions - 762,979)

     Executed in duplicate and seal affixed this 17th day of May, 1989.

                                   WPL HOLDINGS, INC.



                                   By /s/ James R. Underkofler  WDH
                                      ------------------------------------------
                                      James R. Underkofler, President


(SEAL)


                                   By /s/ Thomas A. Landgraf
                                      ------------------------------------------
                                      Thomas A. Landgraf, Secretary



This document was drafted by
William D. Harvey, Esq.
(608) 252-5088

Mail Returned Copy To:
William D. Harvey, Esq.
Wisconsin Power and Light Company
222 W. Washington Avenue
Madison, WI 53701-0192

                                                                  ----------
                                                                    WI SEC
                                                                   OF STATE
                                                                   --------
                                                                    CREDIT
                                                                  ----------


                                  Restated A/C

Changing reg. office address
Increasing authorized shares
From                                           $12.00 Dane Co.
                                                [Illegible]
56,000,000 sh @ $.01 to
100,000,000 sh @ $.01                     $650.00


                                                              STATE OF WISCONSIN
                                                                     FILED

                                                                 NOV 17 1989

                                                             DOUGLAS LA FOLLETTE
                                                             SECRETARY OF STATE

                              ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                               WPL HOLDINGS, INC.

1.     The name of the Corporation is WPL Holdings, Inc..

2. Article IV of the Corporation's Restated Articles of Incorporation is hereby amended in its entirety to provide as follows:

                   The corporation shall have authority to issue two hundred
            million (200,000,000) shares of common stock, $.01 par value.

3. The foregoing amendment to the Corporation's Restated Articles of Incorporation was submitted to the Corporation's shareholders by the Board of Directors of the Corporation and was adopted by such shareholders on September 5, 1996, in accordance with Section 180.1003 of the Wisconsin Business Corporation Law.

       Executed on behalf of the Corporation as of this 20th day of April, 1998.


                                             /s/ Erroll B. Davis, Jr.
                                             ----------------------------------
                                             Erroll B. Davis, Jr.
                                             President and Chief Executive
                                             Officer

                                       -----------------------------
                                             STATE OF WISCONSIN
                                                  FILED
                                          ----------------------

                                                APR 20 1998

                                          ----------------------
                                               DEPARTMENT OF
                                           FINANCIAL INSTITUTIONS
                                       -----------------------------

----------
       This instrument was drafted by, and should be returned to, Benjamin F. Garmer, III of the firm of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367.